EXHIBIT 10.6
PREFERRED INTEREST AMENDMENT AGREEMENT
     This Preferred Interest Amendment Agreement (this “Amendment”) is made as of this 27th day of February 2008 among NRG Common Stock Finance I LLC, a Delaware limited liability company (“Issuer”), Credit Suisse Capital LLC (together with its successor and assigns, “Purchaser”) and Credit Suisse Securities (USA) LLC (“Agent”), solely in its capacity as agent for Purchaser and Issuer (Issuer, Purchaser and Agent, collectively, the “Parties”).
W I T N E S S E T H
     WHEREAS, the Parties have heretofore entered into a Preferred Interest Purchase Agreement dated as of August 4, 2006 (the “Preferred Interest Purchase Agreement”) pursuant to which Issuer issued to Purchaser Issuer’s Series 1 Exchangeable Limited Liability Company Preferred Interests (the “Preferred Interests”) on August 4, 2006;
     WHEREAS, the Parties hereto desire to amend the terms and provisions of the Preferred Interests and the Preferred Interest Purchase Agreement as set forth herein;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
     Section 1 . Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein and not otherwise defined herein has the meaning assigned to such term in the Preferred Interest Purchase Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Preferred Interest Purchase Agreement” or “this Agreement” and each other similar reference contained in the Preferred Interest Purchase Agreement shall, after this Amendment becomes effective, refer to the Preferred Interest Purchase Agreement as amended hereby.
     Section 2 . Amendment Hedging Period. The Company may provide notice to the Purchaser (the “Amendment Hedging Start Notice”) on any Business Day prior to March 31, 2008 specifying a Designated Effective Date, which shall be a Trading Day no earlier than one Trading Day following the Business Day on which the Company delivers such Amendment Hedging Start Notice to Purchaser. During the Amendment Hedging Period, Purchaser or its affiliate will establish Purchaser’s initial hedge of the additional exposure to the NRG Common Stock resulting from this Amendment by selling shares of NRG Common Stock pursuant to Underwriting Agreement No. 2. Promptly following the last Trading Day of the Amendment Hedging Period (the “Hedge Execution Notification Date”), the Calculation Agent shall notify the parties in writing of the Hedge Execution Price and the number of Additional Shares.

     Section 3 . Amendments. The Preferred Interest Purchase Agreement and Certificate No. 1 for the Preferred Interests dated as of August 4, 2006 (“Certificate No. 1”) are hereby amended as follows, with such amendments taking effect as of the Effective Date. If the Effective Date does not occur, then the amendments set forth in this Section 3 shall not become effective:
     (a) The second “Whereas” clause of the Preferred Interest Purchase Agreement is amended by adding the words “, as amended from time to time” in the third line thereof after the word “hereof.”
     (b) Section 1 of the Preferred Interest Purchase Agreement is amended by:
     (i) Adding a definition of “Amendment Hedging Period”, which means the period beginning on the Effective Date and ending on the date on which Purchaser or its affiliate completes Purchaser’s initial hedge of the additional exposure to the NRG Common Stock resulting from this Amendment as described in Section 2 of this Amendment; provided that if on the Trading Day immediately prior to the Effective Date the VWAP Price is greater than $46.20, there shall be no Amendment Hedging Period.
     (ii) Adding a definition of “Amendment Hedging Start Notice”, which has the meaning set forth in Section 2 hereof.
     (iii) Adding a definition of “Designated Effective Date”, which means the date specified as such by the Company in the Amendment Hedging Start Notice as provided in Section 2 hereof.
     (iv) Adding a definition of “Effective Date”, which means, (i) if on the Trading Day immediately prior to the Designated Effective Date the VWAP Price is greater than $46.20, then the first Business Day on or after the Designated Effective Date on which the conditions set forth in paragraphs (a) through (g) of Section 5 hereof are satisfied; otherwise (ii) the first Trading Day on or after the Designated Effective Date on which all of the conditions set forth in Section 5 hereof are satisfied; provided that if the Effective Date does not occur on or prior to March 31, 2008, then the Effective Date shall not occur.
     (v) Adding a definition of “Hedge Execution Notification Date”, which has the meaning set forth in Section 2 hereof.
     (vi) Adding a definition of “Hedge Execution Price”, which means the volume weighted average price per share at which Purchaser or its affiliate establishes Purchaser’s initial hedge of the additional exposure to the NRG Common Stock resulting from this Amendment as described in Section 2 of this Amendment.

     (vii) Amending the definition of “Note Purchase Agreement” in Section 1 of the Preferred Interest Purchase Agreement by adding the phrase “, as amended from time to time” after the word “agent” in the last line thereof.
     (c) Each reference to a “Transaction Document” or “Transaction Documents” in Sections 6(g), 6(o)(iv), 6(o)(xii), 6(o)(xiii), 7(c), 8(c), 9, 14(d) and 18 of the Preferred Interest Purchase Agreement shall be deemed to be references to a Transaction Document or Transaction Amendment Document.
     Section 4 . Representations, Warranties and Agreements.
     (a) Issuer and Purchaser each represent and warrant to the other that its representations and warranties contained in Sections 4 and 5, respectively, of the Preferred Interest Purchase Agreement are true and correct on the date hereof as if made on the date hereof except that for purposes of this Section 4(a), the reference in Section 4(x) of the Preferred Interest Purchase Agreement to the “Registration Statement or Prospectus” shall be to the Registration Statement or Prospectus as each such term is defined in Underwriting Agreement No. 2.
     (b) Issuer represents and warrants to and for the benefit of, and agrees with, Purchaser as follows:
     (i) it has the power to execute this Amendment and any other Transaction Amendment Document, to deliver this Amendment and each other Transaction Amendment Document and to perform its obligations under this Amendment and any other Transaction Amendment Document and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to the execution and delivery of and the performance of its obligations under this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
     (iv) its obligations under this Amendment and each other Transaction Amendment Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
     (v) no Early Redemption Event with respect to the Preferred Interests has occurred and is continuing and no such event or circumstance would reasonably be expected to occur as a result of its entering into or performing its obligations under this Amendment or any other Transaction Amendment Document;
     (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Amendment or any other Transaction Amendment Document to which it is a party or its ability to perform its obligations under this Amendment or any other Transaction Amendment Document;
     (vii) it is acting for its own account, and has made its own independent decision to enter into this Amendment and each other Transaction Amendment Document to which it is a party and as to whether this Amendment and such other Transaction Amendment Documents are appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary; Issuer acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any Affiliate of Purchaser with respect to the legal, accounting, tax or other implications of this Amendment or any other Transaction Amendment Document and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof and thereof (it being understood that information and explanations related to the terms and conditions of this Amendment or any other Transaction Amendment Document shall not be considered investment advice or a recommendation to enter into this Amendment or any such Transaction Amendment Document); it further acknowledges and confirms that it has taken independent tax advice with respect to this Amendment and each other Transaction Amendment Document;
     (viii) it is entering into this Amendment and the other Transaction Amendment Documents to which it is a party with a full understanding of all of the terms and risks hereof and thereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks; it is also capable of assuming (financially and otherwise), and assumes, those risks;
     (ix) it acknowledges that neither Purchaser nor any Affiliate of Purchaser is acting as a fiduciary for or an advisor to Issuer in respect of this Amendment or any other Transaction Amendment Document;

     (x) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and
     (xi) each of it and the Company are, and shall be as of the date of any payment or delivery by it hereunder, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.
     (c) Purchaser represents and warrants to and for the benefit of, and agrees with, Issuer as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.
     Section 5 . Conditions to Occurrence of Effective Date. The following conditions shall apply as provided in the definition of Effective Date:
     (a) each Transaction Amendment Document shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and each of the Company and Issuer shall have complied with all agreements and all conditions to be performed or satisfied by it under each Transaction Amendment Document to which it is a party;

     (b) each of the representations and warranties of Issuer contained in this Amendment and each Transaction Amendment Document to which it is a party shall be true and correct;
     (c) the Company shall have paid the Amendment Structuring Fee as provided in the Amendment Fee Agreement;
     (d) Purchaser shall have received an opinion (in form and substance satisfactory to Purchaser and its counsel), dated as of the Effective Date, of Kirkland & Ellis LLP, counsel for Issuer, substantially in the form attached hereto as Exhibit A;
     (e) Purchaser shall have received “non-consolidation” and “true contribution” opinions, in form and substance reasonably satisfactory to Purchaser and its counsel, dated as of the Effective Date, of Kirkland & Ellis LLP, counsel for Issuer;
     (f) no event that constitutes an Early Termination Event or Potential Early Termination Event under the Preferred Interests shall have occurred and be continuing;
     (g) Issuer shall have filed the Amendment to the Certificate of Designations with the Delaware Secretary of State, substantially in the form of Exhibit B hereto, and such other documents as Purchaser may reasonably require, and Purchaser shall have received original copies thereof, duly executed by Issuer; and
     (h) each of the conditions set forth in Section 5 of Underwriting Agreement No. 2 shall have been satisfied.
     Section 6 . Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     Section 7 . Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
     Section 8 . Preferred Interest Purchase Agreement. Except as otherwise specified in this Amendment, the Preferred Interest Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ISSUER:

NRG COMMON STOCK FINANCE I LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	Executive Vice President and Chief Financial Officer

PURCHASER:

CREDIT SUISSE CAPITAL LLC

By:	/s/ Timothy Bock
Name:	Timothy Bock
Title:	Managing Director

By:	/s/ Tobias Schraven
Name:	Tobias Schraven
Title:	Director

AGENT:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ray Henger
Name:	Ray Henger
Title:	Managing Director